Exhibit 99(2)

                                   Proxy Card




    Please Detach, Sign, & Return ALL Proxies in the enclosed white envelope
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                                              CITY SAVINGS FINANCIAL CORPORATION
                                                   Stock Information Center
                                                   The Michigan City Savings
                                                     and Loan Association
                                                   ("Michigan City Savings")
                                                     2000 Franklin Street
                                                    Michigan City, Indiana
                                                       (219) ___-____

                                                       Expiration Date
                                                    for Stock Order Forms:
                                                      December ___, 2001
                                                12:00 Noon, Eastern Standard
                                                            Time,
                                                       Unless Extended

IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form may not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form

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(1) Number of Shares       Price Per Share           (2) Total Amount Due
                             x $10.00 =
---------------------    -------------------      --------------------------

(3)  Employee/Officer/Director Information

a. [ ] Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Michigan City Savings on June 30, 2000. Enter information below for all deposit accounts that you had at Michigan City Savings on June 30, 2000

b. [ ]Supplemental Eligible Account Holder -- Check here if you were a depositor of at lest $50.00 at Michigan City Savings on September 30, 2001, but are not an Eligible Account Holder. Enter information below for all despoit accounts that you had at Michigan City Savings on September 30, 2001.

c. [ ] Other Members -- Check here if you were a depositor and/or a borrower of Michigan City Savings as of November ___, 2001. Enter information for all deposit and/or loan accounts that you had at Michigan City Savings on November ___, 2001.

d. [ ] Local Community Resident -- Check here if you are a resident of Porter or LaPorte Counties, Indiana.



(4)  Method of Payment

          Enclosed is a check, bank draft or money order payable to City Savings Financial Corporation in the amount of $___________. No wire transfers will be accepted.

(5) The undersigned authorizes withdrawal from the following account(s) at Michigan City Savings. There is no penalty for early withdrawal for purposes of this payment.

Account Number(s)                        Withdrawal Amount(s)

                                         $
----------------------------              ----------------

                                         $
----------------------------              ----------------

                                         $
----------------------------              ----------------

      Total Withdrawal                   $
                                          ----------------

(6) Account Information

Account Title (Names on Accounts)                       Account Number(s)


----------------------------                            ----------------

----------------------------                            ----------------

----------------------------                            ----------------

These account numbers correspond to the preprinted account name(s) and ownership in the top left hand corner of this form.

These may not be all of your qualifying accounts. Other account ownerships may be listed on separate proxy and/or stock order forms.

You must list in the box to the right any account numbers from other stock order forms you have received in the mail and any other accounts that you have, or have had ownership in, at Michigan City Savings.

If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.

(7) Stock Registration/Form of Stock Ownership (stock must be registered in the name of an Account Holder)

[ ] Individual                   [ ] Joint Tenants         [ ] Tenants in Common
[ ] Fiduciary                    [ ] Individual Retirement Account (IRA)
    (Under Agreement Dated _______, ____)
[ ] Corporation or Partnership   [ ] Uniform Transfer to Minors Act
                                 [ ] Other _______________________________

(8)  Names(s) in which shares are to            Social Security # or
     be registered (Please print clearly)       Tax ID

-----------------------------------------       --------------------- ----------

----------------------------------------        --------------------- ----------
Name(s) continued                              Telephone (Daytime)     E-Mail


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Street Address                         City             State       Zip Code

(9) NASD Affiliaton

     [ ] Check here if you are a member of the National Association of Securities Dealers, Inc., a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(10) Associate--Acting in Concert

     [ ] Check here and complete the reverse side of this Form, if you or any Associate (as defined on the reverse side of this Form) or persons Acting in Concert (as defined on the reverse side of this Form) with you have submitted other orders for shares in the Subscription Offering and/or the Community Offering.

(11) Acknowledgment

To be effective, this fully cornpleted Stock Order Form and Form of Certification must be actually received by Michigan City Savings and Loan Association, no later than 12:00 Noon, Eastern Standard Time, on December ___, 2001, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, togther with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to Michigan City Savings or may be mailed to the Post 0ffice Box indicated on the enclosed business reply envelope.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Michigan City Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the members of Michigan City Savings at a Special Meeting to be held on December ___, 2001, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Michigan City Savings, this Stock Order Form may not be modified, withdrawn or cancelled without Michigan City Savings' consent, and if authorization to withdraw from deposit accounts at Michigan City Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete and that I am not subject to back-up withholding.

Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares. The Plan of Conversion prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Michigan City Savings and City Savings Financial Corporation will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the shares of common stock offered are not savings or-deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by City Savings Financial Corporation. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Michigan City Savings.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF. ___________________
                                           Date Received

Signature            Date             Signature          Date        OFFICE USE
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A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE
SIDE) Batch # _________ Order #__________

Account Title (Names on Accounts)                       Account Number(s)


----------------------------                            ----------------

----------------------------                            ----------------

----------------------------                            ----------------

"Associate"  when used to indicate a relationship  with any person is defined as
(i) any corporation or organization (other than City Savings Financial Corporation, Michigan City Savings, or a majority-owned subsidiary of City Savings Financial Corporation), of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 1 0% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person has a substantial beneficial interest or as to which person serves as a trustee or in a similar fiduciary capacity, (iii) any person whose deposit account is registered to the same address; (iv) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Michigan City Savings, City Savings Financial Corporation, or any of its parents and subsidiaries thereof, provided that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any tax qualified employee stock benefit plan.

Item (10)--(continued)

List below all other orders submitted by you or your Associates (as defined) or by persons Acting in Concet (as Defined) with you.

Name(s) listed on other                               Number of Shares
  Stock Order Forms                                       Ordered

----------------------------------                    ----------------

----------------------------------                    ----------------

----------------------------------                    ----------------

----------------------------------                    ----------------

"Acting in Concert" is defined as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated

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                   A valid stock order form must be signed and
                   dated below and on the front of this form.

                              FORM OF CERTIFICATION

[/WE ACKNOWLEDGE THAT THE COMMON SHARES OF CITY SAVINGS FINANCIAL CORPORATION ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY MICHIGAN CITY SAVINGS OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the stock information center at
(219) ___ - ______.

I/We further certify that, before purchasing the shares of common stock, without par value, of CITY SAVINGS FINANCIAL CORPORATION, the proposed holding company for MICHIGAN CITY SAVINGS, I/we received a Prospectus dated November ___, 2001 which contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page ____ of the Prospectus.

     Recent Terrorist Attacks in the United States Could Adversely Affect the Stock Market and the General Economy;

     Our Nonperforming Assets Have Increased in the Past Year, and May Continue to do so Following the Offering, Which May Result in Decreased Income;

     Increases in Our Allowance for Loan Losses Could Reduce Our Earnings;

     The Economy;

     Decreased Return on Average Equity and Increased Expenses Immediately After Conversion Could Adversely Affect Trading Price of Our Common Stock;

     Strong Competition and Other Factors May Limit Our Growth and Make it Difficult for us to Fully Leverage Our Capital;

     Limited Market for Our Common Stock May Lower Market Price;

     Changes in Interest Rates Could Adversely Affect Our Earnings;

     The Geographic Concentration of Loans in Our Portfolio Could Adversely Affect Our Earnings in the Event of a Downturn in Our Local Economy;

     Our Stock Price May Decline;

     Insufficient Demand for Our Common Stock in the Conversion Could Make it Difficult for Us to Sell the Minimum Number of Shares of Common Stock;

     Competition in Primary Market Area May Limit Our Growth and Profitability;

     We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock;

     Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers;

     Expected Voting Control by Directors and Officers Could Enable Insiders to Prevent a Merger that May Provide Shareholders a Premium for Their Shares;

     Our Employee Stock Benefit Plans may Dilute Your Ownership Percentage;

     A Delay in  Completing  the  Conversion  Could  Significantly  Increase Our
     Costs;

     A Determination by the IRS that Subscription Rights are Taxable Could Increase Your Taxable Income;


Name (Please Print)                               Signature             Date


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